UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

FLEX FUELS ENERGY, INC.
(Formerly Malibu Minerals, Inc)
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20 -5242826
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

30 St Mary Axe
London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone Number: +44 (0) 8445 862 780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2008, Flex Fuels Energy, Inc.’s wholly owned subsidiary, Flex Fuel Energy Limited (“FFE Ltd”) decided to discontinue with the existing single tender negotiated Engineering, Procurement and Construction (“EPC”) option with Lurgi Aktiengesellschaft (“Lurgi”) in favor of a sealed bid process from multiple contractor options.

FFE Ltd came to this decision because the extent of progress from Lurgi to date under the Early Works Agreement (“EWA”) does not enable FFE Ltd to progress the Cardiff project to a satisfactory EPC closure. However, FFE Ltd has developed a comprehensive and well structured EPC tendering process. In conjunction with the sealed bid tendering process this will position us to select the best possible EPC choice based upon price, quality, delivery and carbon footprint. This enables FFE Ltd to complete the outstanding permitting and capital investment outputs, the detailed design phase and move to financial close for its 200,000 tonne bio-diesel facility to be located in Cardiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Fuels Energy, Inc.

Dated: April 8, 2008	By:	/s/ s. Brian Barrows
Name: Brian Barrows
Title: Chief Executive Officer

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